UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   July 28, 2006

NACCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-1505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive Cleveland, Ohio		44124-4017

(Address of principal executive offices)		(Zip Code)

     Registrant’s telephone number, including area code (440) 449-9600

N/A

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The North American Coal Corporation (“NACoal”), a Delaware corporation and a wholly owned subsidiary of NACCO Industries, Inc. (the “Company”), as borrower, entered into an amendment (the "Second Amendment”), dated as of July 24, 2006 and effective as of July 28, 2006, which amends NACoal’s Credit Agreement, dated March 8, 2005 (as amended, the “Credit Agreement”), with the Lenders, as defined in the Credit Agreement, and Citibank, N.A., as agent for the Lenders. The Second Amendment was entered into in connection with the proposed spin-off of HB-PS Holding Company, Inc. (“Hamilton Beach/Proctor-Silex”), a Delaware corporation and a wholly owned subsidiary of the Company, to the Company’s stockholders (the “Spin-Off”) and the proposed merger of Applica Incorporated with and into Hamilton Beach/Proctor-Silex immediately following the Spin-Off. The Second Amendment modified certain representations and warranties set forth in the Credit Agreement to permit the Spin-Off and similar future transactions.
     The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 2 to the Credit Agreement, dated March 8, 2005, by and among The North American Coal Corporation, the Lenders, as defined in the Credit Agreement, and Citibank, N.A., as agent for the Lenders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
	Name:	Charles A. Bittenbender
	Title:	Vice President, General Counsel and Secretary

Date: August 2, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amendment No. 2 to the Credit Agreement, dated March 8, 2005, by and among The North American Coal Corporation, the Lenders, as defined in the Credit Agreement, and Citibank, N.A., as agent for the Lenders.